Exhibit 99.1
BUSINESS OBJECTS REPORTS FOURTH QUARTER
& FISCAL YEAR 2007 RESULTS
Annual Revenue Exceeds $1.5 Billion,
Up 20 Percent Year-Over-Year for the Quarter and the Year
PARIS and SAN JOSE, Calif. — January 30, 2008 — Business Objects (Nasdaq: BOBJ; Euronext Paris ISIN code FR0004026250 — BOB), the world’s leading provider of business intelligence (BI) solutions, today announced results for the fourth quarter and fiscal year ended December 31, 2007. On January 21, 2008, Business Objects became a majority-owned subsidiary of SAP AG (NYSE: SAP).
For the fourth quarter of fiscal year 2007:
•	Total revenues were $444 million, up 20 percent year-over-year.

•	License revenues were $199 million, up 11 percent year-over-year.

•	Maintenance revenues were $177 million, up 29 percent year-over-year.

•	Services and other revenues, including consulting and training, were $68 million, up 26 percent year-over-year.

•	US GAAP diluted earnings per share were $0.14, versus $0.37 in the fourth quarter of 2006.

•	Non-GAAP diluted earnings per share were $0.41, versus $0.60 in the fourth quarter of 2006.

•	The year-over-year decrease in US GAAP and non-GAAP EPS is primarily due to increases in tax reserves.
For fiscal year 2007:
•	Total revenues were $1.510 billion, up 20 percent year-over-year.

•	License revenues were $624 million, up 11 percent year-over-year.

•	Maintenance revenues were $636 million, up 28 percent year-over-year.

•	Services and other revenues, including consulting and training, were $250 million, up 28 percent year-over-year.

•	US GAAP diluted earnings per share were $0.55, versus $0.79 in fiscal year 2006.

•	Non-GAAP diluted earnings per share were $1.69, versus $1.64 in fiscal year 2006.
“We had another very solid year in 2007, with revenues exceeding the $1.5 billion milestone and double-digit year-over-year growth in all geographies.” said John Schwarz, chief executive officer of Business Objects. “Despite integration distractions and weakness in the financial sector over the second half of 2007, we continued to grow and prosper with new solution offerings for customers, numerous innovative product launches, acquisitions, and alliances that expand our reach. Now in combination with SAP, we expect to improve our access to CIOs, CFOs and other line-of-business executives to help them transform their organizations by connecting people, information and businesses.”

All figures referred to herein are stated in US dollars unless otherwise indicated. On a constant currencies basis for the fourth quarter of fiscal year 2007, total revenues were up 12 percent year-over-year, license revenues were up 3 percent year-over-year, maintenance revenues were up 22 percent year-over-year, and services and other revenues were up 18 percent year-over-year. On a constant currencies basis for fiscal year 2007, total revenues were up 15 percent year-over-year, license revenues were up 6 percent year-over-year, maintenance revenues were up 22 percent year-over-year, and services and other revenues were up 22 percent year-over-year.
On a US GAAP basis, the tax rates for the fourth quarter and fiscal year 2007 were 74 percent and 57 percent, respectively, as compared to our expected tax rate of 43 percent. On a non-GAAP basis, the tax rates for the fourth quarter and fiscal year 2007 were 58 percent and 41 percent, respectively, as compared to our expected tax rate of 33 percent. The increases in the fourth quarter and fiscal year 2007 tax rates are due to increased tax reserves resulting from recent developments associated with ongoing tax audits.
The non-GAAP results for the fourth quarter and fiscal year ended December 31, 2007, as defined below in the section “Use of Non-GAAP Financial Measures”, differ from results measured under US GAAP as they exclude amortization of intangible assets, write-off of in-process R&D from acquisitions, stock-based compensation expense, restructuring costs and other non-recurring or non-cash charges. A reconciliation of US GAAP to non-GAAP results is included at the end of this press release.
Fourth Quarter and Fiscal Year 2007 Highlights
Double-Digit Year-Over-Year Total Revenue Growth in All Geographies in Fiscal Year 2007; Record Number of License Transactions Over $1 Million in the Fourth Quarter
•	For fiscal year 2007, total revenues in the Americas were $770 million, up 12 percent year-over-year. Total revenues in the Americas for the fourth quarter of fiscal 2007 were $211 million, up 7 percent year-over-year. The Americas closed 8 transactions over $1 million in license revenues in the fourth quarter.

•	For fiscal year 2007, total revenues in Europe, Middle-East and Africa (or EMEA) were $632 million, up 32 percent year-over-year (up 21 percent in constant currencies). Total revenues in EMEA for the fourth quarter of fiscal 2007 were $203 million, up 38 percent year-over-year (up 23 percent in constant currencies). EMEA closed 9 transactions over $1 million in license revenues in the fourth quarter. EMEA benefited more than the other regions from the Cartesis acquisition in the second half of 2007.

•	For fiscal year 2007, total revenues in Asia-Pacific and Japan (or APJ) were $108 million, up 24 percent year-over-year. Total revenues in APJ for the fourth quarter of fiscal 2007 were $30 million, up 19 percent year-over-year. APJ closed 1 transaction over $1 million in license revenues in the fourth quarter.

•	In the fourth quarter of fiscal 2007, Business Objects closed a total 18 transactions over $1 million in license revenues. This significant accomplishment is a new record in large deals closed in a single quarter.

•	During the quarter, the company added approximately 1,400 new customers worldwide, bringing the total to more than 5,000 new customers added during fiscal year 2007. The company also continued to expand its market-leading OnDemand platform, finishing 2007 with more than 93,000 subscribers.

Operating Expenses and EPS Impacted by SAP Transaction and Acquisitions
•	Income from operations on a US GAAP basis for the fourth quarter of fiscal 2007 was $45 million, or 10 percent of total revenues, as compared to $57 million, or 15 percent of total revenues, for the fourth quarter of fiscal 2006. For fiscal year 2007, income from operations on a US GAAP basis was $104 million (despite a net $22 million legal contingency reserve in connection with previously disclosed litigations and approximately $12 million for expenses related to the acquisition by SAP and other extraordinary items), or 7 percent of total revenues, as compared to $118 million, or 9 percent of total revenues for fiscal year 2006.

•	Income from operations on a non-GAAP basis for the fourth quarter of fiscal 2007 was $87 million or 19% of total revenues, as compared to $84 million, or 23 percent of total revenues for the fourth quarter of fiscal year 2006. For fiscal year 2007, income from operations on a Non-GAAP basis was $261 million, or 17 percent of total revenues, as compared to $216 million, or 17% of total revenues, for fiscal year 2006.

•	The acquisitions of Cartesis and Inxight negatively impacted operating margin by approximately 2 percentage points for the fourth quarter of fiscal year 2007.
New Products and Alliances Continue to Foster Competitive Lead
•	Crystal Reports 2008, an interactive reporting solution, delivers the industry’s first built-in, dynamic what-if scenario modeling and enhanced visualization.

•	BusinessObjects Edge Series Premium edition offers small and medium sized businesses the ability to manage their business performance proactively.

•	BusinessObjects Polestar, a dramatically enhanced search feature for BusinessObjects XI, brings together the simplicity and speed of search with the trust and analytical power of business intelligence.

•	Through an agreement with SPSS, Business Objects offers its customers the ability to use SPSS predictive analytics data mining technology as part of the market-leading BusinessObjects™ XI platform.
Strong Balance Sheet and Cash Flow
•	Total cash, cash equivalents and short-term investments (excluding restricted cash) were $1.1 billion at December 31, 2007, up $549 million from December 31, 2006.

•	Total deferred revenues were $374 million at December 31, 2007, up $80 million from December 31, 2006.

•	Accounts receivable, on a days-sales-outstanding basis, were 84 days for the fourth quarter of fiscal year 2007, as compared to 81 days for the fourth quarter of fiscal year 2006 and 82 days in the third quarter of fiscal year 2007. The increase in days-sales-outstanding was primarily due to strong license sales in Europe near the close of the fourth quarter of fiscal year 2007.

•	Net cash provided by operating activities for fiscal year ended December 31, 2007 was $268 million.
Successful Tender Offer by SAP
On January 15, 2008, SAP and Business Objects jointly announced that SAP France’s all-cash tender offers for Business Objects securities were successful. As a result of the offer in France, which closed on January 10, 2008, and the offer in the United States, which closed on January 15, 2008, SAP France held 87.18% of the share capital and total voting rights of Business Objects, or 82.08% on a fully diluted basis taking into account all outstanding ORNANEs, warrants and stock options. This result satisfied the offers’ minimum tender condition of 50.01% of the total voting rights of Business Objects on a fully diluted basis. On settlement of the first tender offers on January 21, 2008, Business Objects became a majority-owned subsidiary of SAP.
Future financial reporting by Business Objects
As a majority-owned subsidiary of SAP, Business Objects will not provide separate financial guidance; however, as long as we remain a public company we will continue to report regular results via press releases and regulatory filings.
Accounting Principles
Business Objects prepares its financial statements in accordance with US GAAP. Because Business Objects is listed on both the Eurolist by Euronext™ in France and the Nasdaq Global Select Market in the United States, it is required to separately report consolidated financial statements prepared in accordance with both US GAAP and International Financial Reporting Standards (“IFRS”). The most significant differences between the two reporting standards for Business Objects relate to the treatment of stock-based compensation expense, the accounting for deferred tax assets on certain intercompany transactions, the accounting for business combinations and the accounting for the convertible bonds that the company issued in May 2007.
In accordance with French regulations and IFRS, Business Objects filed with the AMF in France its Document de Référence 2006 on April 6, 2007 under the registration number D.07-0285, which included its consolidated financial statements for the year ended on December 31, 2006, presented in accordance with International Financial Reporting Standards. The Document de Référence 2006 includes the consolidated information that Business Objects published on April 18, 2007 to the Bulletin des Annonces Légales Obligatoires (“BALO”) in France. In addition, we published our condensed consolidated financial statements for the first half of 2007 under IFRS in the BALO in France on October 31, 2007.
Use of Non-GAAP Financial Measures
The non-GAAP financial measures such as operating income, net income and earnings per share information for the fourth quarter and fiscal year 2007 included in this press release are different from those otherwise presented under US GAAP as these non-GAAP measures exclude certain charges. These charges include the write-off of in-process research and development, amortization of intangible assets, stock-based compensation expense, restructuring costs and other non-recurring or non-cash charges. The non-GAAP tax rate differs from the US GAAP tax rate due to the elimination of the tax rate effect of the US GAAP expenses that are being eliminated to arrive at the non-GAAP expenses. Business Objects has provided these measures in addition to US GAAP financial results because management believes these non-GAAP measures provide a consistent basis for comparison between quarters and of growth rates year-over-year that are not influenced by certain non-cash charges or impacts of non-recurring or acquisition-related charges, and therefore are helpful in understanding Business Objects’ underlying operating results. These non-GAAP measures are some of the primary measures Business Objects’ management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, US GAAP and these non-GAAP measures may not be comparable to information provided by other companies. Reconciliations of US GAAP to non-GAAP results are presented at the end of this press release.

Forward-Looking Statements
This release contains forward-looking statements that involve risks and uncertainties, including statements regarding improved access to CIOs, CFOs and other line-of-business executives as a result of the SAP acquisition. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, the impact of the SAP acquisition on our financial results, our ability to retain key employees, customer and partner uncertainty regarding the anticipated benefits of the transaction, the failure of SAP and Business Objects to achieve the anticipated synergies of the transaction, including improved access by us to CIOs, CFOs and other line-of-business executives, Business Objects’ ability to attract and retain customers for its end-to-end BI solutions, market acceptance of new products, and other risks detailed in Business Objects’ SEC filings, including its Form 10-K for the year ended December 31, 2006 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, which are on file with the SEC and available at the SEC’s website at www.sec.gov. Business Objects is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.
About Business Objects
Business Objects has been a pioneer in business intelligence (BI) since the dawn of the category. Today, as the world’s leading BI software company, Business Objects transforms the way the world works through intelligent information. The company helps illuminate understanding and decision-making at more than 46,000 organizations around the globe. Through a combination of innovative technology, global consulting and education services, and the industry’s strongest and most diverse partner network, Business Objects enables companies of all sizes to make transformative business decisions based on intelligent, accurate, and timely information.
Business Objects has dual headquarters in San Jose, Calif., and Paris, France. The company’s stock is traded on both the Nasdaq (BOBJ) and Euronext Paris (ISIN: FR0004026250 — BOB) stock exchanges. More information about Business Objects can be found at www.businessobjects.com.
Business Objects and the Business Objects logo, BusinessObjects and Crystal Reports are trademarks or registered trademarks of Business Objects in the United States and/or other countries. All other names mentioned herein may be trademarks of their respective owners.

Business Objects Investor Contacts:	Business Objects Public Relations Contacts:

John Ederer	Sabrina Guttman
Vice President of Investor Relations	Vice President of Corporate Communications
+1 (408) 953 6064	+1 (408) 674 6870
john.ederer@businessobjects.com	sabrina.guttman@businessobjects.com

Edouard Lassalle	Philippe Laguerre
Director of Investor Relations, EMEA	Director of Public Relations, EMEA
+33 (1) 41 25 24 33	+33 (1) 41 25 38 15
edouard.lassalle@businessobjects.com	philippe.laguerre@businessobjects.com

Nina Camera
Senior Manager, U.S. Investor Relations
+1 (408) 953 6138
nina.camera@businessobjects.com

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except nominal value per ordinary share)

	December 31, 2007	December 31, 2006
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$1,052,340	$506,792
Short-term investments	8,718	5,736
Restricted cash	51,720	42,997
Accounts receivable, net	413,187	334,387
Deferred tax assets	41,514	15,189
Prepaid and other current assets	93,429	59,462

Total current assets	1,660,908	964,563

Goodwill	1,591,101	1,266,057
Other intangible assets, net	243,433	128,635
Property and equipment, net	108,703	91,091
Deposits and other assets	23,770	20,897
Long-term restricted cash	8,694	11,131
Long-term deferred tax assets	18,065	12,616

Total assets	$3,654,674	$2,494,990

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$52,460	$36,070
Accrued payroll and related expenses	141,002	105,967
Income taxes payable	54,330	96,088
Deferred revenues	359,505	283,631
Other current liabilities	148,160	106,776
Escrows payable	51,313	34,539

Total current liabilities	806,770	663,071

Long-term escrows payable	5,196	7,654
Convertible long-term debt	656,647	—
Other long-term liabilities	6,261	7,077
Long-term income taxes payable	97,500	—
Long-term deferred tax liabilities	57,429	4,597
Long-term deferred revenues	14,286	9,772

Total liabilities	1,644,089	692,171

Shareholders’ equity
Ordinary shares, Euro 0.10 nominal value	11,110	10,707
Additional paid-in capital	1,441,049	1,320,993
Treasury, Business Objects Option LLC, and Employee Benefit Sub-Plan Trust shares	(9,460)	(5,247)
Retained earnings	463,232	417,709
Accumulated other comprehensive income	104,654	58,657

Total shareholders’ equity	2,010,585	1,802,819

Total liabilities and shareholders’ equity	$3,654,674	$2,494,990

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per ordinary share and ADS data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Revenues:
Net license fees	$198,682	$179,625	$624,135	$560,231
Services	245,254	190,945	886,356	693,529

Total revenues	443,936	370,570	1,510,491	1,253,760
Cost of revenues:
Net license fees	23,128	11,908	68,946	41,030
Services	89,305	69,718	318,461	264,115

Total cost of revenues	112,433	81,626	387,407	305,145

Gross profit	331,503	288,944	1,123,084	948,615
Operating expenses:
Sales and marketing	176,924	143,539	603,396	505,613
Research and development	65,081	51,633	231,243	195,047
General and administrative	38,411	33,383	148,598	123,090
Legal contingency reserve	(1,078)	—	21,572	—
Acquired in-process technology	—	3,430	2,800	7,030
Acquisition costs	7,688	—	7,688	—
Restructuring costs	(768)	—	3,383	—

Total operating expenses	286,258	231,985	1,018,680	830,780

Income from operations	45,245	56,959	104,404	117,835
Interest and other income, net	9,670	3,197	19,780	13,786

Income before provision for income taxes	54,915	60,156	124,184	131,621
Provision for income taxes	(40,907)	(24,647)	(70,561)	(56,257)

Net income	$14,008	$35,509	$53,623	$75,364

Basic net income per ordinary share and ADS	$0.15	$0.37	$0.56	$0.81

Diluted net income per ordinary share and ADS	$0.14	$0.37	$0.55	$0.79

Ordinary shares and ADSs used in computing basic net income per ordinary share and ADS	96,151	94,745	95,332	93,552

Ordinary shares and ADSs and equivalents used in computing diluted net income per ordinary share and ADS	98,954	96,776	97,595	95,368

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended
	December 31,
	2007	2006
	(unaudited)
Operating activities:
Net income	$53,623	$75,364
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	39,952	30,606
Amortization of other intangible assets	70,576	42,363
Amortization of debt issuance costs	1,526	—
Stock-based compensation expense	50,511	49,033
Excess tax benefits from stock-based compensation	(7,625)	(7,580)
Acquired in-process research and development	2,800	7,030
Loss on disposal of assets	267	506
Deferred income taxes	(24,417)	(3,234)
Changes in operating assets and liabilities:
Accounts receivable, net	(31,375)	(42,707)
Prepaid and other current assets	(23,280)	6,362
Deposits and other assets	9,334	14,166
Accounts payable	6,579	(15,039)
Accrued payroll and related expenses	5,336	5,799
Income taxes payable	61,726	22,345
Deferred revenues	58,340	60,342
Other liabilities	(2,788)	16,505
Short-term investments classified as trading	(2,982)	(1,086)

Net cash provided by operating activities	268,103	260,775

Investing activities:
Purchases of property and equipment	(41,916)	(42,894)
Business acquisitions, net of acquired cash	(404,183)	(125,059)
Transfer of cash to restricted cash accounts	(6,286)	(11,113)
Increase in escrows payable	64,405	25,259
Payments on escrows payable	(50,437)	(16,240)
Proceeds from sale of assets	—	2,625

Net cash used in investing activities	(438,417)	(167,422)

Financing activities:
Proceeds from issuance of bonds, net of issuance costs	593,426	—
Proceeds from issuance of shares	136,422	54,165
Purchase of treasury shares	(79,884)	—
Excess tax benefits from stock-based compensation	7,625	7,580

Net cash provided by financing activities	657,589	61,745

Effect of foreign exchange rate changes on cash and cash equivalents	58,273	18,917

Net increase in cash and cash equivalents	545,548	174,015
Cash and cash equivalents, beginning of the period	506,792	332,777

Cash and cash equivalents, end of the period	$1,052,340	$506,792

BUSINESS OBJECTS S.A.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial
Measures (in millions, except per ordinary share and ADS data, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006

GAAP Cost of Revenues	$112.4	$81.7	$387.4	$305.1

Amortization of intangible assets
in cost of net licence fees	(17.9)	(9.0)	(54.8)	(30.1)
in cost of services	(3.7)	(2.8)	(13.3)	(10.5)

Total	(21.6)	(11.8)	(68.1)	(40.6)

Stock-based compensation
in cost of services	(1.5)	(1.4)	(5.8)	(5.7)

Total	(1.5)	(1.4)	(5.8)	(5.7)

Non-GAAP Cost of Revenues	89.3	68.5	313.5	258.8

GAAP Gross Profit	331.5	288.9	1,123.1	948.6

% of total revenues	75%	78%	74%	76%
Amortization of intangible assets	21.6	11.8	68.1	40.6
Stock-based compensation	1.5	1.4	5.8	5.7

Non-GAAP Gross Profit	354.6	302.1	1,197.0	994.9

% of total revenues	80%	82%	79%	79%

GAAP Operating Expenses	286.3	232.0	1,018.7	830.8

Amortization of intangible assets and in-process R&D
in sales and marketing expenses	(0.6)	(0.5)	(2.2)	(1.6)
in research and development expenses	(0.1)	(3.5)	(3.1)	(7.2)

Total	(0.7)	(4.0)	(5.3)	(8.8)

Stock-based compensation
in sales and marketing expenses	(5.6)	(4.0)	(19.7)	(15.4)
in research and development expenses	(1.1)	(1.7)	(5.4)	(7.1)
in general and administrative expenses	(5.0)	(4.1)	(19.6)	(20.8)

Total	(11.7)	(9.8)	(44.7)	(43.3)

Legal contingency reserve	1.1	0.0	(21.6)	0.0
Acquisition costs	(7.7)	0.0	(7.7)	0.0
Restructuring	0.8	0.0	(3.4)	0.0

Non-GAAP Operating Expenses	268.1	218.2	936.0	778.7

GAAP Income from Operations	45.2	56.9	104.4	117.8

% of total revenues	10%	15%	7%	9%
Total amortization of intangibles and in-process R&D	22.3	15.8	73.4	49.4
Total stock based compensation	13.2	11.2	50.5	49.0
Legal contingency reserve	-1.1	0.0	21.6	0.0
Acquisition costs	7.7	0.0	7.7	0.0
Restructuring	-0.8	0.0	3.4	0.0

Non-GAAP Income from Operations	86.5	83.9	261.0	216.2

% of total revenues	19%	23%	17%	17%

GAAP Net Income	14.0	35.5	53.6	75.4

Total amortization of intangibles and in-process R&D	22.3	15.8	73.4	49.4
Total stock based compensation	13.2	11.2	50.5	49.0
Legal contingency reserve	-1.1	0.0	21.6	0.0
Acquisition costs	7.7	0.0	7.7	0.0
Restructuring	-0.8	0.0	3.4	0.0
Tax effect of the above adjustments	(14.8)	(4.8)	(45.4)	(17.3)

Non-GAAP Net Income	40.5	57.7	164.8	156.5

Basic net income per ordinary share and ADS
GAAP	$0.15	$0.37	$0.56	$0.81
Non-GAAP	$0.42	$0.61	$1.73	$1.67

Diluted net income per ordinary share and ADS
GAAP	$0.14	$0.37	$0.55	$0.79
Non-GAAP	$0.41	$0.60	$1.69	$1.64

BUSINESS OBJECTS S.A.
Q4 FISCAL 2007 SUPPLEMENTAL INFORMATION
(in millions, except per ordinary share and ADS data)
(Unaudited)

	Fiscal 2006					Fiscal 2007
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

SUPPLEMENTAL INCOME STATEMENT INFORMATION
Revenues
Net license fees	$125.9	$123.1	$131.6	$179.6	$560.2	$137.4	$149.1	$139.0	$198.7	$624.1
Maintenance	108.6	123.5	128.5	136.9	497.5	143.8	152.3	163.1	177.1	636.4
Consulting and training	43.8	47.9	50.3	54.1	196.1	53.1	61.8	66.9	68.1	250.0

Total revenues	278.3	294.5	310.4	370.6	1,253.8	334.3	363.2	369.0	443.9	1,510.5

Total expenses
Cost of net license fees	2.0	2.9	3.3	3.0	10.9	2.1	3.4	3.5	5.2	14.1
Cost of services	56.9	61.6	63.8	65.5	247.9	64.7	69.4	81.1	84.1	299.4
Sales and marketing	113.6	119.0	116.9	139.1	488.6	132.5	138.4	139.9	170.7	581.5
Research and development	41.9	47.5	48.4	49.8	187.8	50.8	52.8	57.9	63.9	225.5
General and administrative	23.7	24.5	25.0	29.3	102.4	29.2	33.6	32.7	33.5	129.0
Amortization of intangible assets (1)	8.9	14.0	10.6	15.8	49.4	12.1	14.8	24.2	22.3	73.4
Stock-based compensation (2)	13.4	11.5	12.9	11.2	49.0	11.6	12.3	13.5	13.2	50.5
Legal contingency reserve	—	—	—	—	—	25.7	—	(3.0)	(1.1)	21.6
Acquisition costs	—	—	—	—	—	—	—	—	7.7	7.7
Restructuring costs	—	—	—	—	—	—	5.5	(1.3)	(0.8)	3.4

Total expenses	260.4	281.0	280.9	313.7	1,136.0	328.7	330.2	348.5	398.7	1,406.1

Income from operations	17.9	13.5	29.5	56.9	117.8	5.6	33.0	20.5	45.2	104.4

Interest and other income, net	2.9	3.0	4.7	3.2	13.8	4.2	3.9	2.1	9.7	19.8
Income before provision for income taxes	20.8	16.5	34.2	60.1	131.6	9.8	36.9	22.6	54.9	124.2
Provision for income taxes	(8.5)	(8.6)	(14.6)	(24.6)	(56.2)	(4.2)	(15.3)	(10.2)	(40.9)	(70.6)
Effective tax rate	41%	52%	43%	41%	43%	43%	41%	45%	74%	57%

Net income	12.3	7.9	19.6	35.5	75.4	5.6	21.6	12.4	14.0	53.6

Net income per ordinary share and ADS
Basic	0.13	0.09	0.21	0.37	0.81	0.06	0.23	0.13	0.15	0.56
Diluted	0.13	0.08	0.21	0.37	0.79	0.06	0.22	0.13	0.14	0.55
Ordinary shares and ADSs used in computing net income per share (000’s)
Basic	92,552	93,310	93,685	94,745	93,552	95,235	95,074	94,864	96,151	95,332
Diluted	95,333	95,083	94,976	96,776	95,368	97,094	96,832	96,757	98,954	97,595

Amortization of intangible assets
Cost of net license fees	6.0	7.4	7.5	9.0	30.1	8.8	11.1	17.0	17.9	54.8
Cost of services	2.5	2.9	2.3	2.8	10.5	2.7	3.1	3.7	3.7	13.3
Sales and marketing	0.4	0.4	0.4	0.5	1.6	0.5	0.5	0.6	0.6	2.2
Research and development (1)	—	3.3	0.4	3.5	7.2	0.1	0.1	2.9	0.1	3.1

Total	8.9	14.0	10.6	15.8	49.4	12.1	14.8	24.2	22.3	73.4

Stock-based compensation (2)
Cost of services	1.4	1.5	1.5	1.4	5.7	1.4	1.4	1.6	1.5	5.8
Sales and marketing	3.5	3.7	4.2	4.0	15.4	4.4	4.6	5.1	5.6	19.7
Research and development	1.8	1.8	1.8	1.7	7.1	1.4	1.3	1.6	1.1	5.4
General and administrative	6.7	4.5	5.4	4.1	20.8	4.4	5.0	5.2	5.0	19.6

Total	13.4	11.5	12.9	11.2	49.0	11.6	12.3	13.5	13.2	50.5

Non-GAAP income from operations (3)	40.2	39.0	53.0	83.9	216.2	55.0	65.6	53.9	86.5	261.0

% of total revenues	14%	13%	17%	23%	17%	16%	18%	15%	19%	17%
Interest and other income, net	2.9	3.0	4.7	3.2	13.8	4.2	3.9	2.1	9.7	19.8
Income before provision for income taxes	43.1	42.0	57.7	87.1	230.0	59.2	69.5	56.0	96.2	280.8
Provision for income taxes	(12.0)	(12.9)	(19.2)	(29.4)	(73.5)	(19.0)	(22.9)	(18.3)	(55.7)	(116.0)
Effective tax rate	28%	31%	33%	34%	32%	32%	33%	33%	58%	41%

Non-GAAP net income	31.1	29.1	38.5	57.7	156.5	40.2	46.6	37.7	40.5	164.8

% of total revenues	11%	10%	12%	16%	12%	12%	13%	10%	9%	11%
Non-GAAP net income per ordinary share and ADS
Basic	0.34	0.31	0.41	0.61	1.67	0.42	0.49	0.40	0.42	1.73
Diluted	0.33	0.31	0.41	0.60	1.64	0.41	0.48	0.39	0.41	1.69

(1)	Includes acquired in-process research and development related to acquisitions

(2)	Represents stock-based compensation expense recorded in accordance with FAS 123R.

(3)	Non-GAAP measures are reconciled from US GAAP figures. Non-GAAP measures exclude in-process research and development, amortization of intangible assets, stock-based compensation expense, acquisition costs, restructuring, and legal contingency reserve.

BUSINESS OBJECTS S.A.
Q4 FISCAL 2007 SUPPLEMENTAL INFORMATION
(in millions, except for number of transactions, DSO
and headcount information) (Unaudited)

	Fiscal 2006					Fiscal 2007
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

REVENUE ANALYSIS

Total revenues by geography

Americas	$147.2	$167.7	$175.1	$197.7	$687.7	$172.8	$188.7	$197.6	$210.8	$770.0
EMEA	112.0	106.8	112.7	147.5	479.0	137.2	147.1	145.1	202.9	632.3
Asia Pacific, including Japan	19.1	20.0	22.6	25.4	87.1	24.3	27.4	26.3	30.2	108.2

Total	$278.3	$294.5	$310.4	$370.6	$1,253.8	$334.3	$363.2	$369.0	$443.9	$1,510.5

Analysis of currency impact (year-over-year)

Reported revenue growth rate	12%	12%	19%	22%	16%	20%	23%	19%	20%	20%
Constant currency growth rate	17%	12%	16%	16%	16%	14%	19%	15%	12%	15%

Impact of foreign currency on growth rate	-5%	0%	3%	6%	0%	6%	4%	4%	8%	5%

	Fiscal 2006					Fiscal 2007
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

LICENSE REVENUE ANALYSIS

License revenues by channel

Direct	54%	48%	52%	57%	54%	54%	55%	54%	54%	54%
Indirect	46%	52%	48%	43%	46%	46%	45%	46%	46%	46%

Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Number of transactions by size

Over $1 million	9	4	9	13	35	12	6	8	18	44
$200 thousand to $999 thousand	104	113	107	157	481	121	154	126	171	572

	Fiscal 2006				Fiscal 2007
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

SELECTED BALANCE SHEET ITEMS

Cash and cash equivalents, restricted cash, and short-term investments	$474	$532	$548	$567	$687	$1,024	$1,012	$1,121
DSO (Days sales outstanding)	80	73	73	81	83	88	82	84

HEADCOUNT

Total headcount	4,484	4,977	5,141	5,208	5,428	6,138	6,172	6,136